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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Spirit AeroSystems Holdings, Inc. of our report dated February 19, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Spirit AeroSystems Holdings, Inc., which appears in Spirit AeroSystems Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
June 4, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM